UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 29, 2010

Commission file number: 333-129919

True North Finance Corporation

(Exact name of small business issuer as specified in its charter)

DELAWARE	20-3345780
(State or other jurisdiction of incorporation or organization)	(I.R.S. EmployerIdentification No.)

950 Peninsula Corporate Circle Suite 2010

Palm Beach, FL 33487

(Address of principal executive offices)

Issuer’s Telephone Number: (561) 994-4804

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Department of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Director, President, CEO and CFO.

On December 29, the Board of Directors of True North Finance Corporation (the "Company"), appointed Steven Levenson, as a Director and as the President, CFO and CEO of the Company.

STEVEN H. LEVENSON has been engaged in various capacities in the financial securities industry for over two decades.  His focus is on the investment needs of high net-worth individuals and product development.  Mr. Levenson was a featured commentator on First Word on Investing, a weekly financial television show broadcasted on NBC affiliate WPTV West Palm Beach.  He hosted First Word on Investing, a daily financial radio program, and has also appeared on CNBC.  He has served as a member of the Investment Policy Committee at Noble Capital Management, a registered investment advisory firm.  Throughout his career, Mr. Levenson has been the Director of the Private Client Group at the Noble Financial Group; President of the Cansesco Financial Group, a firm providing wealth management services for professional athletes, entertainers, and high net-worth individuals; and Senior Vice President of Corporate Services at First Security Van Kasper, specializing in executive financial and retirement planning.  Mr. Levenson is a graduate of California State University having received a Bachelor of Arts Degree in History in 1981.  He has formally been NASD licensed as a General Securities Representative (Series 7), a General Securities Principal (Series 24), a NYSE General Principle and General Sales Supervisor (Series 9 & 10), a Securities Agent (Series 63), and an Investment Advisor (Series 65).

Resignation of Directors and Officers

On December 29, 2010, following the appointment of Steven Levenson as a Director of the Company and as the new President, CFO and CEO of the Company, Todd Duckson, and Tim Redpath, resigned as officers and directors of the Company.  In addition, Mark Williams resigned as CFO of the Company.

Item 8.01 Other Events

Change of Principal Office of the Company

On December 29, 2010, the Company changed the address and location of its principal office to 950 Peninsula Corporate Circle Suite 2010, Palm Beach, FL 33487.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:

/s/ Steven Levenson

Steven Levenson

Chief Executive Officer

(Principal Executive Officer)

Dated: May 5, 2011

By:

/s/ Steven Levenson

Steven Levenson

Chief Financial Officer

(Principal Financial and Accounting Officer)

Dated: May 5, 2011